Exhibit 4.10.2

CHESAPEAKE ENERGY CORPORATION

and

the Subsidiary Guarantors named herein

6.875% SENIOR NOTES DUE 2016

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF September 27, 2004

THE BANK OF NEW YORK

as Trustee

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of September 27, 2004, is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and The Bank of New York, as Trustee.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors a party thereto and the Trustee entered into an Indenture, dated as of November 26, 2003, as supplemented prior to the date hereof (the “Indenture”), pursuant to which the Company has originally issued $200,000,000 in principal amount of 6.875% Senior Notes due 2016 (the “Notes”); and

WHEREAS, Section 9.01(3) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition of any Subsidiary Guarantor, as provided for in the Indenture; and

WHEREAS, the Board of Directors of the Company has redesignated the following Unrestricted Subsidiaries of the Company as Restricted Subsidiaries of the Company and desires to add such entities as Subsidiary Guarantors under the Indenture: (a) Chesapeake Energy Marketing, Inc., (b) Mayfield Processing, LLC and (c) MidCon Compression, L.P.; and

WHEREAS, after giving effect to the redesignation of Chesapeake Energy Marketing, Inc., Mayfield Processing, LLC and MidCon Compression, L.P. as Restricted Subsidiaries of the Company, the Company could incur at least $1.00 in additional Indebtedness pursuant to Section 4.09(a); and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01. From this date, in accordance with Section 10.03 of the Indenture and by executing this Third Supplemental Indenture, Chesapeake Energy Marketing, Inc., an Oklahoma corporation, Mayfield Processing, LLC, an Oklahoma limited liability company, and MidCon Compression, L.P., an Oklahoma limited partnership, are subject to the provisions of the Indenture as Subsidiary Guarantors to the extent provided for in Article Ten thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. The Company hereby notifies the Trustee that Chesapeake Energy Marketing, Inc., Mayfield Processing, LLC and MidCon Compression, L.P. have each been redesignated by the Board of Directors of the Company as a Restricted Subsidiary (as that term is defined in the Indenture).

Section 3.04. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS THIRD SUPPLEMENTAL INDENTURE.

Section 3.05. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY:

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Aubrey K. McClendon
Name:	Aubrey K. McClendon
Title:	Chief Executive Officer

SUBSIDIARY GUARANTORS:

CHESAPEAKE ENERGY LOUISIANA
CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
CHESAPEAKE OPERATING, INC.
CHESAPEAKE PRH CORP.
CHESAPEAKE SOUTH TEXAS CORP.
NOMAC DRILLING CORPORATION
OXLEY PETROLEUM CO.
CHESAPEAKE BNR CORP.
CARMEN ACQUISITION, L.L.C.
CHESAPEAKE ACQUISITION, L.L.C.
CHESAPEAKE ENO ACQUISITION, L.L.C.
CHESAPEAKE EP, L.L.C.
CHESAPEAKE FOCUS, L.L.C.
CHESAPEAKE KNAN ACQUISITION, L.L.C.
CHESAPEAKE MOUNTAIN FRONT, L.L.C.
CHESAPEAKE ORC, L.L.C.
CHESAPEAKE PERMIAN ACQUISITION, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
GOTHIC PRODUCTION, L.L.C.
JOHN C. OXLEY, L.L.C.
MC MINERAL COMPANY, L.L.C.
MAYFIELD PROCESSING, LLC
SAP ACQUISITION, L.L.C.

By:	/s/ Aubrey K. McClendon
Name:	Aubrey K. McClendon
Title:	Chief Executive Officer

CHESAPEAKE EXPLORATION LIMITED
PARTNERSHIP
CHESAPEAKE LOUISIANA, L.P.
CHESAPEAKE PANHANDLE LIMITED
PARTNERSHIP
CHESAPEAKE PERMIAN, L.P.
CHESAPEAKE SIGMA, L.P.
CHESAPEAKE-STAGHORN ACQUISITION L.P.
CHESAPEAKE ZAPATA, L.P.
MIDCON COMPRESSION, L.P.
CHESAPEAKE LNG, L.P.
CHESAPEAKE NFW, L.P.

By: Chesapeake Operating, Inc. as general partner of each representative entity

	By:	/s/ Aubrey K. McClendon
	Name:	Aubrey K. McClendon
	Title:	Chief Executive Officer

TRUSTEE:

THE BANK OF NEW YORK, as Trustee

By:	/s/ Steven D. Torgeson
Name:	Steven. D. Torgeson
Title:	Vice President